SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------


                                    FORM 8-K

                                 CURRENT REPORT

                             -----------------------


                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): October 11, 2002


                                  TIFFANY & CO.

             (Exact name of Registrant as specified in its charter)



          Delaware                     1-9494                       13-3228013
(State or other jurisdiction of  (Commission File Number)       (I.R.S. Employer
       incorporation)                                     Identification Number)


  727 Fifth Avenue, New York, New York                               10022
(Address of principal executive offices)                           (Zip Code)




Registrant's telephone number, including area code:  (212) 755-8000







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Item 5. Other Events.

     On October 11, 2002, Registrant issued the following press release announcing that it has purchased the building housing its London store; major renovation will reconfigure and expand selling space.

New York, NY, October 11, 2002 - Tiffany & Co. (NYSE: TIF) announced today that it has purchased through a subsidiary the building housing its flagship European store at 25/25A Old Bond Street in London, as well as the adjacent building at 15 Albermarle Street, for a total cost of (pound)27.4 million.

Tiffany opened its London store in 1986 and substantially expanded it to its current 15,200 gross square feet in 1991. A further renovation and reconfiguration is scheduled to commence in early 2003 and be completed in the second half of 2004. Construction will occur in several phases in order to allow the store to continue to operate with minimal disruption to the business.

James E. Quinn, vice chairman, said, "We are very excited to have this opportunity to purchase these two buildings and to rationalize our retail space. London represents an important and extremely successful market for Tiffany and our location on Old Bond Street has become the center of one of the best retail addresses. We also operate smaller shops in Harrods and in the Royal Exchange in the City."

He added, "Ownership gives us the opportunity to make these capital improvements, which will support Tiffany's long-term growth in London by enhancing our ability to best serve our customers. We will create a more spacious environment with expanded selling and customer circulation space on the ground level and first floors, yet our plans are premised upon maintaining the historical design integrity of the building's exterior. The interior design will take its inspiration from the Company's famed flagship New York store, featuring luxurious finishes that reflect Tiffany's timeless design while incorporating elegant open floors that showcase our product collections."

Keith Williams of Jones Lang LaSalle in London represented Tiffany as its real estate agent and Andrew Osborne of Jones Lang LaSalle in New York served as Tiffany's advisor in this transaction.

Tiffany & Co. is the internationally renowned jeweler and specialty retailer. Sales are made primarily through company-operated TIFFANY & CO. stores and boutiques in the Americas, Asia-Pacific and Europe. Direct Marketing includes Tiffany's Business Sales division, catalog and Internet sales. Additional information can be found on Tiffany's web site, www.tiffany.com, and on its shareholder information line (800) TIF-0110.

                                      # # #



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              TIFFANY & CO.


                                      BY:     /s/ Patrick B. Dorsey
                                              __________________________________
                                              Patrick B. Dorsey
                                              Senior Vice President, Secretary
                                              and General Counsel


Date: October 11, 2002